Exhibit 10.7

Mutual Consent to Extend Employment Term

In connection with that certain Amended and Restated Employment Agreement between Kensey Nash Corporation and Douglas G. Evans, P.E., entered into as of January 1, 2009, and as amended through the date hereof (the “Agreement”), the parties thereto (1) acknowledge that the term of the Agreement will automatically expire on June 27, 2012, if not extended, and (2) mutually agree to extend the term of the Agreement to June 27, 2014, pursuant to Section 3(a) of the Agreement. Except to the extent necessary to give effect to the foregoing extension, the Agreement will otherwise remain unchanged and in full force and effect.

IN WITNESS WHEREOF, the undersigned, as parties to the Agreement, have caused this Mutual Consent to be executed as of the 21st day of October, 2011. This Mutual Consent may be executed in counterparts, each of which shall be deemed an original and when taken together shall constitute one agreement.

Executive	Kensey Nash Corporation

/s/ Douglas G. Evans, P.E.	By:	/s/ Joseph W. Kaufmann
Douglas G. Evans, P.E.	Name:	Joseph W. Kaufmann
	Title:	President and Chief Executive Officer